UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. _____)

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TEAM FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

KEITH B. EDQUIST
JEFFREY L. RENNER
LLOYD A. BYERHOF

(Name of Person(s) Filing Proxy Statement, if other then the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregated value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 23, 2008

PROXY STATEMENT OF KEITH B. EDQUIST

______________, 2008
Dear Fellow Shareholder:

I am the beneficial owner of an aggregate of 101,260 shares of common stock of Team Financial, Inc. (“Team” or the “Company”), representing approximately 2.8% of the outstanding common stock of the Company.  I do not believe the current Board of Directors of the Company is acting in my or your best interests as discussed in further detail in the attached Proxy Statement.  I am therefore seeking your support at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Tuesday, June 17, 2008 at 9:00 a.m. local time at the Paola High School Auditorium, 401 North Angela, Paola, Kansas, for the following:

1.	To elect my slate of three nominees to the Board of Directors to serve as Directors of the Company in opposition to the Company’s three nominees, and

2.	A proposal to approve the modification of terms of the 1999 Employee Stock Purchase Plan, as recommended by the Board of Directors, and

3.	To ratify the selection of KPMG, LLP as the Company’s independent auditors for the year 2008.

Through the attached Proxy Statement, I am soliciting proxies to elect my three Director nominees.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.

I am not seeking control of the Board of Directors at the Annual Meeting.  However, I hope that this election contest will result in Management and the Board’s nominees NOT being re-elected to the Board of Directors and send a strong message to the remaining incumbent Directors and Management that shareholders are not satisfied with the Company’s operating performance and management.

I urge you to carefully consider the information contained in the attached Proxy Statement and then support my efforts by signing, dating ,and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about __________, 2008.

If you have already voted for the management slate you have every right to change your vote by signing, dating and returning a later dated proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact ___________________, which is assisting us, at their address and toll-free numbers listed below.

                Thank you for your support,

                /s/ Keith B. Edquist

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of my proxy materials, please call

___________________  at the phone numbers listed below.

___________________
_______________________
_______________________
Banks and Brokerage Firms, Please Call: (____) _____________
Shareholders Call Toll Free: (____) _____________
E-mail: ______________________

ANNUAL MEETING OF SHAREHOLDERS
OF
TEAM FINANCIAL, INC.

PROXY STATEMENT
OF
KEITH B. EDQUIST

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Keith B. Edquist and the Nominees named below (collectively referred to herein as “Keith B. Edquist” or “I”), who are named as participants in this Proxy Statement, are shareholders of Team Financial, Inc., a Kansas corporation (“Team” or the “Company”).  I am writing to you in connection with the election of my three nominees to the Board of Directors of the Company (the “Board”) at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Tuesday, June 17, 2008 at 9:00 a.m. local time at Paola High School Auditorium, 401 North Angela, Paola, Kansas, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof.  This Proxy Statement and the enclosed GOLD proxy card are first being furnished to shareholders on or about __________, 2008.

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Keith B. Edquist in connection with the solicitation of proxies from the Company’s shareholders for the following:

1.
To elect Director nominees Keith B. Edquist, Jeffrey L. Renner and Lloyd A. Byerhof (the “Nominees”), to serve as Directors of the Company, in opposition to the Company’s nominees, which include two incumbent Directors whose terms expire at the Annual Meeting, and

2.	A proposal to approve the modification of terms of the 1999 Employee Stock Purchase Plan, as recommended by the Board of Directors, and

3.	To ratify the selection of KPMG, LLP as the Company’s independent auditors for the year 2008.

The Nominees are deemed participants in this proxy solicitation.

The Company has set the Record Date for determining shareholders entitled to notice of and to vote at the Annual Meeting as April 24, 2008 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 8 West Peoria, Suite 200, Paola, Kansas 66071.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 3,596,103 shares of common stock (the “Shares”) outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, the Nominees were the beneficial owners of an aggregate of 143,660 Shares (does not include 11,000 shares acquired by the Nominees after the Record Date--See Schedule I), which represents approximately 4% of the Shares outstanding.  The Nominees intend to vote such Shares for the election of the Nominees, for the approval of the modification of the terms of the 1999 Employee Stock Purchase Plan, and for the ratification of the selection of KPMG, LLP as described herein.

THIS SOLICITATION IS BEING MADE BY THE NOMINEES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  THE NOMINEES ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS OF WHICH THE NOMINEES ARE NOT AWARE A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE NOMINEES URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THEIR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.  ALTHOUGH A REVOCATION IS EFFECTIVE IF DELIVERED TO THE COMPANY, THE NOMINEES REQUEST THAT EITHER THE ORIGINAL OR PHOTOSTATIC COPIES OF ALL REVOCATIONS BE MAILED TO THE NOMINEES IN CARE OF ___________________ AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS PROXY STATEMENT.

IMPORTANT

Your vote is important, no matter how many Shares you own.  The Nominees urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees.

▪	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Nominees, c/o ___________________, in the enclosed envelope today.

▪
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

▪	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, I urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the Company nominees, it will revoke any proxy card you may have previously sent to the Nominees.  Remember, you can vote for my three independent Nominees only on my GOLD proxy card, So please make certain that the latest dated proxy card you return is the GOLD proxy card.

Please call _____________ if you need assistance in voting your GOLD proxy card.

___________________
_______________________
_______________________
Banks and Brokerage Firms, Please Call: (____) _____________
Shareholders Call Toll Free: (____) _____________
E-mail: ____________________

BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

▪
Keith B. Edquist was a Director of First United Bank of Bellevue, Nebraska and was the Chairman of the Board of Directors of Fort Calhoun State Bank, Fort Calhoun, Nebraska, both of which were merged into the Company’s subsidiary, TeamBank, N.A.

▪	Keith B. Edquist served as a Director of TeamBank, N.A. from June of 1999 through 2006.

▪	Keith B. Edquist was elected to the Board of Directors of the Company on June 18, 2002; he was re-elected to a second three-year term on June 21, 2005.

▪	As a member of the Board of Directors, Keith B. Edquist served on committees of the Board as follows:

Year	Committee(s)

2002	Audit

2003	Audit

2004	Audit and Compensation

2005	Audit, Executive and Compensation

2006	Audit, Compensation and Nominating

2007	Nominating*

* Note--all independent Directors are members of the Nominating Committee.

The Net Income of the Company for each of the years 2002 through 2007 was:

Year	Net Income	% Growth from Prior Year

2002	$4,706,000	33%

2003	$3,792,000	-19%

2004	$3,578,000	-6%

2005	$3,970,000	11%

2006	$3,985,000	0%

2007	$4,137,000	4%

▪	The compensation (including bonus) of Robert Weatherbie, Chairman and CEO of the Company for the years 2002 through 2007 was:

Year	Total Compensation	% Growth

2002	$374,980	20.1%

2003	$322,551	-14.0%

2004	$375,191	16.30%

2005	$484,240	29.10%

2006	$583,182	20.40%

2007	$568,002	-2.60%

▪	Robert Weatherbie was paid the following cash bonuses:

Year	Bonus

2002	$101,354

2003	----------

2004	----------

2005	$75,000

2006	$131,250

2007	$143,063

▪	At the Compensation Committee meeting held on December 20, 2005, Keith B. Edquist voted against the following actions approved by the Committee:

▪
Increasing the base salary of Robert Weatherbie, Chairman and CEO, by 5%  This increase was approved pending a comprehensive contract and long-term compensation review which had been requested by Mr. Edquist; to Mr. Edquist’s knowledge the review was never completed.

▪	Increasing the base salary of the Company’s CFO by 5% subject to a review of the CFO’s contract, as requested by Mr. Edquist.

▪	Granting Mr. Weatherbie, the CEO, a new three-year contract without a review of the form of the contract.

Prior to the December 20, 2005 meeting of the Compensation Committee Mr. Edquist requested from the Chairman, and then from a Company employee, a copy of articles on the duties of the Compensation Committee referred to by the Chairman in the Committee’s October 2005 meeting.  Copies of the requested articles were provided to Mr. Edquist only upon completion of the meeting and after all votes had been taken.  The employee filed a complaint with Mr. Weatherbie regarding Mr. Edquist’s demands for the materials.  At the meeting Mr. Edquist also questioned the methodology employed by the Consultant retained to advise the Compensation Committee.  The Consultant admitted that in one particular--the scope of employees surveyed--his survey was flawed.  The Consultant “voluntarily” wrote a letter to the Chairman suggesting that Mr. Edquist be excluded from the Committee, due to what the Consultant perceived to be arrogance, lack of civility, vacillation in decision making, vulgar language and attitudes toward unrelated subject matters.  “TEAM FINANCIAL, INC. needs TEAM players, in order to accomplish their mission” said the Consultant.

▪
On April 12, 2006 the Board of Directors of the Company voted on nominations to the Board, notwithstanding the fact that the Committee Charter and the Rules of NASDAQ require a Nominating Committee composed solely of outside or independent Directors.  The Committee members were equally divided, with no nominee receiving a majority vote of Committee members.  Over objection by Mr. Edquist, and by counting the votes of the Management Directors, Mr. Weatherbie’s nominees were nominated.

▪	At the meeting of the Board of Directors held in July of 2006, Mr. Weatherbie chose not to nominate Mr. Edquist to serve on any Board Committee.

▪	The Compensation Committee increased Mr. Weatherbie’s salary for 2007, and again for 2008.

▪
In November of 2007, at a Special Meeting of the shareholders of the Company called by Management and the Board of Directors, the shareholders approved an amendment to the Company’s Articles of Incorporation recommended by the Board of Directors to eliminate cumulative voting in the election of Directors of the Company.  Cumulative voting is defined in Fletcher Cyclopedia Corporations, Permanent Edition, § 2048 (2003) as follows

Cumulative voting is a system by which a shareholder, instead of voting his or her shares for each of the whole number of directors to be chosen, is allowed to cast the whole number for one person, or to concentrate and then distribute them as he or she may see fit.  It is intended to secure representation of minority shareholders on the Board of Directors.  (Emphasis added.)

The Board of Directors stated in its Proxy Statement for the Special Meeting: “Our Board of Directors does not believe that a small minority of shareholders, potentially having special interests, should have this ability to elect one or more directors who may be adverse to the interests of the majority of the shareholders.”

Keith B. Edquist believes that the “small minority of shareholders” meant Keith B. Edquist, and that the Board was more concerned with protecting the interests of Management than the interests of the shareholders.

▪	Keith B. Edquist was not nominated for re-election at the upcoming Annual Meeting.

▪	The Compensation Committee extended to Mr. Weatherbie a new three-year contract effective January 1, 2008, with a salary increase and an extension and increase of his “golden parachute.”

▪	On May 6, 2008, the Company announced that the Comptroller of the Currency had designated both TeamBank, N.A. and Colorado National Bank as “troubled institutions.”

▪	On May 16, 2008, the Company announced a $6,400,000 loss for the first three months of 2008.

▪
The Company’s Compensation Committee states in the Company’s Proxy Statement for the Annual Meeting to be held on June 17, 2008 that the Committee’s three primary components of compensation philosophy are:

▪	Attract, retain and motivate high-performing executive talent.

▪	Link pay to performance.

▪	Align executive compensation to shareholder value.

Keith B. Edquist suggests that the record does not support the Committee’s statement.

▪
On May 20, 2008, Keith B. Edquist resigned as a Director of the Company, and stated his intention to nominate himself and two others for election to the Board in opposition to the nominees of Management and the Board.

PROPOSAL NO.  1

ELECTION OF DIRECTORS

The Board is currently composed of nine Directors divided into three classes that serve three-year terms.  The terms of the Class III Directors expire at the Annual Meeting.  I am seeking your support at the Annual Meeting to elect the Nominees in opposition to the Company’s Director nominees.  Your vote to elect the Nominees will have the legal effect of replacing two incumbent Directors of the Company with the Nominees, and re-electing Keith B. Edquist to the Board.  If elected, the Nominees will represent a minority of the members of the Board.

REASONS WHY I AM CHALLENGING THE COMPANY'S NOMINEES

As the beneficial owner of an aggregate of 101,260 Shares, representing approximately 2.8% of the issued and outstanding Shares, I am one of the larger shareholders of the Company. Until my resignation I was the only independent Director who owned a significant number of Shares.  In fact, if shares subject to options are excluded I own 10 times more shares of the Company than all of the rest of the non-Management Directors combined.  As such, I have a major goal: to maximize the value of the Shares for all shareholders.  I believe the Board has failed to maximize shareholder value as a result of poor management, lack of true independence, and deficient accountability.  Specifically, my concerns include, but are not limited to, the following:

▪	Deterioration of the financial condition of the Company and its Banks

▪	Excessive executive compensation in light of Company financial performance in all categories

▪	Weak stock performance

Improving asset quality, profitability, growth, reduction of compensation expense, pay-for-performance compensation policy, a more effective governance board--these and others are objectives I have in mind to inject verve into and to augment the value of the Company.  I have made a commitment to own the stock of the Company for the long haul, and my allegiance therefore is to the long-term shareholders of the Company.  My objective is to obtain meaningful representation on the Board at the Annual Meeting and explore all avenues to maximize shareholder value.

I am not seeking control of the Board of Directors at the Annual Meeting.  However, I hope that this election contest will result in Management and the Board’s nominees NOT being re-elected to the Board of Directors and send a strong message to the remaining incumbent Directors and Management that shareholders are not satisfied with the Company’s operating performance and management.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to me by the Nominees.  The Nominees are citizens of the United States of America.

Keith B. Edquist, age 63, served as a Director of Team Financial, Inc. from June 2002 until his resignation on May 20, 2008.  Mr. Edquist resigned in order to solicit proxies in opposition to the Management and Board of Directors nominees.  Mr. Edquist was a Director of First United Bank of Bellevue and was the Chairman of the Board of the Fort Calhoun State Bank, both of which merged into TeamBank, N.A.  He served as a Director of TeamBank, N.A. from June 1999 until 2006.  Mr. Edquist currently serves as a member of the Bellevue University Board of Directors in Bellevue, Nebraska.  He was a Director of Omaha Public Power from 1980 to 1999, where he served as Vice President, Treasurer and Chairman of the Board.  He is the owner and operator of North Omaha Airport of Omaha, Nebraska and attended the University of Nebraska, Omaha.

Jeffrey L. Renner, age 59, currently serves as a member of Community Board TeamBank Nebraska, a position he has held since 1991; he served as a Director of First National Bank of Bellevue from 1982 to 1989 and as a Director of Norwest Bank Bellevue from 1989 to 1991.  Mr. Renner also serves as a Director of Farmers Savings Bank, Halbur, Iowa, Westside Savings Bank, Westside, Iowa, and Halbur Bancshares, Halbur, Iowa.  Mr. Renner served as City Administrator of Bellevue, Nebraska from 1976 to 1986, and as Assistant City Administrator from 1971 to 1976.  Mr. Renner has also served on the Board and as President (2002-2003) of the Midlands Community Foundation (1999- Present), the Heartland Foundation (1992-1996), the Nebraska Judicial Resource Commission (1992-1995) and the Nebraska State College Board (1995-2003) and as Chair of that Board (2000-2003).  Mr. Renner received a Bachelor of Science Degree in Public Administration from the University of Nebraska-Omaha.

Lloyd A. Byerhof, age 73, served as a member of the Board of Directors from April 16, 2004, and as a member of and Chairman of the Audit Committee until his resignation on April 22, 2006.  Mr. Byerhof is founder, owner and President of Byerhof Capital Management, Inc., Naples, Florida, that manages money for corporations, foundations, not-for-profit organizations and high net-worth individuals.  He is a certified public accountant who retired as a managing partner of KPMG in 1987.  He has served on several community Board of Directors throughout his career including the International Aerobatic Club from 1997 to 2000.  Mr. Byerhof received a Bachelor’s degree in 1961 from Northern Illinois University.  Mr. Byerhof resides in Florida and is a member of the Collier County Airport Authority, Collier County, Florida.

The Nominees will not receive any compensation from Keith B. Edquist or each other for their services as Directors of the Company.  Other than as stated herein, there are no arrangements or understandings between the Nominees pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a Director of the Company if elected as such at the Annual Meeting.  No participant in this solicitation is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

I do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees, to the extent this is not prohibited under the By-Laws of the Company and applicable law.  In addition, I reserve the right to nominate substitute persons if the Company makes or announces any changes to its By Laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees, to the extent this is not prohibited under the By-Laws and applicable law.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  I reserve the right to nominate additional persons, to the extent this is not prohibited under the By-Laws of the Company and applicable law, if the Company increases the size of the Board above its existing size or increases the number of Directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to my position that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

COMPANY PROPOSAL TO THE MODIFICATION OF THE TERMS OF
THE 1999 EMPLOYEE STOCK PURCHASE PLAN

As discussed in further detail in the Company’s Proxy Statement, the Board is soliciting shareholder approval of the extension of the 1999 Employee Stock Purchase Plan for another five years.

I do not object to the modification of the terms of the 1999 Employee Stock Purchase Plan.

PROPOSAL NO. 3

COMPANY PROPOSAL TO RATIFY SELECTION OF
INDEPENDENT AUDITORS

As discussed in further detail in the Company’s proxy statement, prior to the Annual Meeting, the Company’s Audit Committee selected KPMG, LLP as the Company’s independent auditors for fiscal 2008.  The Company is asking shareholders to ratify the selection of KPMG, LLP as the independent auditors of the Company for fiscal 2008,

I do not object to the ratification of the selection of KPMG, LLP as the Company’s independent auditors for fiscal 2008.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, I believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the current Board, FOR approval of the modification of the terms of the 1999 Employee Stock Purchase Plan, FOR the ratification of the selection of KPMG, LLP and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  A quorum consists of a majority of the Shares issued and outstanding on the Record Date.  All Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” (or “WITHHOLD AUTHORITY” in the case of election of Directors) on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the “Votes Present”).

VOTES REQUIRED FOR APPROVAL

Election of Directors. A plurality of the total votes cast by the shareholders voting in person or by proxy at the Annual Meeting is required for the election of Directors and the three nominees who receive the most votes will be elected (assuming a quorum is present).  A vote to “WITHHOLD AUTHORITY” for any nominee for Director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of Directors.  A shareholder may cast such votes for the Nominees either by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to either the Nominees in care of ___________________ at the address set forth on the back cover of this Proxy Statement or to the Company at 8 West Peoria, Suite 200, Paola, Kansas 66071 or any other address provided by the Company.

Approval of the Modification of Terms of the 1999 Employee Stock Purchase Plan.  The proposal to approve the modification will be approved if it receives more votes cast in favor of the proposal than are cast in opposition to the proposal.

Ratification of Selection of KPMG, LLP.  The proposal to ratify the selection of KPMG, LLP as the Company’s independent auditors will be approved if it receives more votes cast in its favor than are cast in opposition to it.

ABSTENTIONS

Abstentions will count as Votes Present for the purpose of determining whether a quorum is present.  Abstentions will not be counted as votes cast in the election of Directors.  Abstentions will not be counted as votes for or against the proposal to approve modifications of the 1999 Employee Stock Purchase Plan, or the Proposal to ratify the selection of KPMG, LLP.

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Nominees in care of ___________________ at the address set forth on the back cover of this Proxy Statement or to the Company at 8 West Peoria, Suite 200, Paola, Kansas 66071 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, I request that either the original or photostatic copies of all revocations be mailed to the Nominees in care of ___________________ at the address set forth on the back cover of this Proxy Statement so that I will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, ___________________ may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE THREE NOMINEES TO THE BOARD, FOR APPROVAL OF THE PROPOSED MODIFICATION OF THE TERMS OF THE 1991 EMPLOYEE STOCK PURCHASE PLAN, OR FOR THE RATIFICATION OF THE SELECTION OF KPMG, LLP, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Nominees.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

I have entered into an agreement with ___________________ for solicitation and advisory services in connection with this solicitation, for which ___________________ will receive a fee not to exceed $______ together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  ________________ will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders, ________________ has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record, ________________ will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that ___________________ will employ approximately _____ persons to solicit the Company’s shareholders for the Annual Meeting.

The expense of soliciting proxies is borne by Keith B. Edquist.  Costs of this solicitation of proxies are currently estimated to be approximately $________.  Keith B. Edquist estimates that through the date hereof, his expenses in connection with this solicitation are approximately $________.  I intend to seek reimbursement from the Company of all expenses I incur in connection with the solicitation of proxies for the election of the Nominees to the Board at the Annual Meeting.  I do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Each Nominee is a participant in this solicitation.  As of the date hereof, each of the participants in this solicitation, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the 1934 Act, are deemed to beneficially own 154,660 Shares of the Company, representing approximately 4.3% of the outstanding Shares, consisting of the following: (i) 101,260 Shares held directly by Keith B. Edquist, which includes options to purchase 1,250 Shares, (ii) 46,400 Shares held directly by Jeffrey L. Renner, of which 5,000 Shares were purchased after the Record Date and 10,000 Shares held in a trust for the benefit of his father-in-law, as to which Shares Mr. Renner shares the voting power with his wife, and (iii) 7,000 Shares held directly by Lloyd A. Byerhof, of which 6,000 were acquired after the Record Date.  By virtue of the relationships among the participants discussed above and the formation by them of a group, all the participants, individually, are deemed to beneficially own the 154,660 Shares owned in the aggregate by the Nominees.  Each of the participants disclaims beneficial ownership of such Shares except to the extent of his/its pecuniary interest therein.  For information regarding purchases and sales of securities of the Company during the past two years by the Nominees, see Schedule I.

On May 23, 2008, Keith B. Edquist and the two additional Nominees entered into the Joint Filing and Solicitation Agreement in which, among other things, (a) the parties thereto agreed to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the securities of the Company, when and if required (b) the parties agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Keith B. Edquist, to the Board at the Annual Meeting and (c) the Nominees agreed that Keith B. Edquist would pay the Shareholder Expenses incurred in connection with the parties’ activities.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iii) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

I am unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which I am not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in my discretion.

Shareholder Proposals

In order for a shareholder to properly bring business at the 2009 annual meeting of shareholders, the shareholder must give written notice to the Company.  To be timely, a shareholder’s notice must be received by the Company on or before January 15, 2009.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the Company’s 2009 annual meeting of shareholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by me that such procedures are legal, valid or binding.

Incorporation by Reference

I have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure includes, among other things, current biographical information on the Company’s current Directors, information concerning executive compensation, and other important information.  Although I do not have any knowledge indicating that any statement made by me herein is untrue, I do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on my behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the Directors and management of the Company.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Keith B. Edquist
_______________, 2008

SCHEDULE I

Transactions in Securities of
Team Financial, Inc.
During the Past Two Years

Shares Purchased	Shares Sold	Price Per Share	Date of Transaction

Keith B. Edquist
- 0 -	- 0 -	---	---

Lloyd A. Byerhof
- 0 -	8,000	$15.00	7/20/06
777		$13.00	3/5/08
200		$13.00	3/6/08
23		$12.80	3/7/08
50		$10.00	5/6/08
3,950		$10.00	5/7/08
1,000		$9.00	5/8/08
1,000		$7.75	5/9/08

Jeffrey L. Renner
100	$10.25	5/6/08
1,000	$7.75	5/8/08
400	$7.50	5/12/08
1,000	$7.00	5/13/08
900	$7.75	5/14/08
600	$8.00	5/16/08

SCHEDULE II

STOCK OWNERSHIP

The following table is from the Company’s Proxy Statement and shows the number of shares of common stock beneficially owned as of April 28, 2008 by

▪	each person whom the Company knows beneficially owns more than 5% of common stock;

▪	each Director, and the Company nominee proposed to be elected to the Board of Directors at the annual meeting;

▪	each of the executive officers; and

▪	Directors and executive officers as a group.

	Common Shares Beneficially Owned
Names and Addresses of Beneficial Owner(1)	Number	Percent
Robert J. Weatherbie (2) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	339,616	9.1%
Carolyn S. Jacobs (3) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	116,333	3.2%
Sandra J. Moll (4) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	49,420	1.4%
Bruce R. Vance (5) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	6,327	*
Kaila D. Beeman (6) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	0	*
Denis A. Kurtenbach (7) 108 E. Kaskaskia Paola, Kansas 66071	6,925	*
Keith B. Edquist (8) 12005 N. 72nd Street Omaha, Nebraska 68122	101,260	2.8%

Kenneth L. Smith (9) 5 East Terrace Paola, Kansas 66071	4,300	*
Harold G. Sevy, JR. (10) 18294 W. 3351 Street Paola, Kansas 66071	4,250	*
Gregory D. Sigman (11) 6401 Sagamore Mission Hills, Kansas 66208	2,250	*
Connie D. Hart P.O. Box 250 Paola, Kansas 66071	2,500	*
Robert M. Blachly 307 North Oak Paola, Kansas 66071	65	*
All executive officers, directors and director nominees as a group (twelve persons)	670,246	16.7%
Employee Stock Ownership Plan (12) 8 West Peoria, Suite 200 P.O. Box 402 Paola, Kansas 66071-0402	876,415	24.4%
Collective Reporting Group (13)	427,025	11.9%
Bicknell Family Holding Co, LLC
Bicknell Family Management Company, LLC
Bicknell Family Management Company
Trust Mariner Wealth Advisors, LLC
Martin C. Bicknell
Cherona Bicknell
Bruce Kusmin 7400 College Boulevard, Suite 205 Overland Park, Kansas 66210
Michael L. Gibson 205 Overhill Drive Paola, Kansas 66071	237,364	6.6%

(1)
Unless otherwise indicated, the shares are held directly in the names of the named beneficial owners and each person has sole voting and sole investment power with respect to the shares. The participants in the Company’s Employee Stock Ownership Plan (the “Team Financial, Inc. Employees’ Stock Ownership Plan” or “ESOP”) direct the ESOP trustee with respect to all matters submitted to a vote of the shareholders.  The ESOP trustee will vote the shares held under the ESOP only in the manner directed by the ESOP participants, as provided in the ESOP.

(2)
Includes 58,999 shares of common stock owned by Mr. Weatherbie’s wife and 340 shares owned by his minor children, over which shares he may be deemed to have shared voting and investment power. Includes 24,663 shares owned in a self-directed trust.  Includes approximately 111,614 shares of common stock that have been allocated to Mr. Weatherbie’s account in the Company’s ESOP.  Includes 144,000 shares which have vested pursuant to options issued under the Company’s 1999 stock incentive plan.

(3)
Includes 10,000 shares of common stock owned by Ms. Jacobs’ husband’s revocable trust, over which she may be deemed to have shared voting and investment power. Includes 15,000 shares of common stock owned in an Individual Retirement Account.  Includes approximately 73,333 shares of common stock that have been allocated to Ms. Jacobs’s account in the Company’s ESOP.  Includes 18,000 shares which have vested pursuant to options issued under the Company’s 1999 stock incentive plan.

(4)
Includes 4,440 shares held in two revocable trusts, of which Ms. Moll and her husband are trustees of one trust apiece.  Includes approximately 10,980 shares of common stock that have been allocated to Ms. Moll’s account in the Company’s ESOP and her husband’s account in the Company’s ESOP.  Includes 30,000 shares which have vested pursuant to options issued under the Company’s 1999 stock incentive plan and 4,000 shares which have vested to her husband under the same plan.

(5)	Mr. Vance was named Chief Financial Officer on an interim basis, effective April 28, 2008 following Richard J. Tremblay’s resignation as a Director of the Company and Chief Financial Officer.

(6)	Ms. Beeman was named Principal Accounting Officer on an interim basis, effective April 28, 2008 following Richard J. Tremblay’s resignation as a Director of the Company and Chief Financial Officer.

(7)
Includes 925 shares of common stock held by Mr. Kurtenbach in an Individual Retirement Account and 3,500 shares owned by his wife, over which he may be deemed to have voting and investment power and 2,500 shares which have vested to Mr. Kurtenbach pursuant to options issued under the Company’s 1999 stock incentive plan.

(8)	Includes 1,250 shares which have vested to Mr. Edquist pursuant to options issued under the Company’s 1999 stock incentive plan.

(9)
Includes 1,800 shares of common stock are owned jointly by Mr. Smith and his wife, and 2,500 shares which have vested to Mr. Smith pursuant to options issued under the Company’s 1999 stock incentive plan.

(10)	Includes 1,250 shares which have vested to Mr. Sevy pursuant to options issued under the Company’s 1999 stock incentive plan.

(11)	Includes 1,260 shares which have vested to Mr. Sigman pursuant to options issued under the Company’s 1999 stock incentive plan.

(12)
The Company’s ESOP holds 876,415 shares of record which includes 25,000 unallocated shares as of the record date.  Team Financial, Inc. is the ESOP trustee.  Each ESOP participant directs the ESOP trustee as to the voting of shares allocated to such participant’s accounts on all matters submitted to a vote of the shareholders. An ESOP participant’s failure to provide voting directions to the ESOP trustee will be deemed to be a direction to vote in the manner specified in the instructions provided to the ESOP participant.  Unallocated shares will be voted by the ESOP trustee in the same proportion on each issue as the allocated shares.

(13)
The following information for the following group of shareholders was obtained from a Schedule 13D filed with the Securities and Exchange Commission on or about November 15, 2007.  Bicknell Family Holding Company is the direct beneficial owner of 397,474.84 shares of common stock of which voting power and dispositive power is shared with Mariner Wealth Advisors, LLC and Martin C. Bicknell.  Cherona Bicknell is the beneficial owner of 5,031.86 shares of common stock and shares voting power and dispositive power with Martin C. Bicknell.  Bruce Kusmin is the sole beneficial owner of 2,000 share of common stock.  Mr. Kusmin is President of Mariner Wealth Advisors, LLC, and as such may be deemed to be a beneficial owner of shares of which Mariner Wealth Advisors, LLC is a beneficial owner; however Mr. Kusmin disclaims beneficial ownership of such shares.

*	Less than one percent.

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MAY 23, 2008

TEAM FINANCIAL, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 17, 2008

THIS PROXY IS SOLICITED BY KEITH B. EDQUIST

I, the undersigned shareholder in Team Financial, Inc. (the “Corporation”), do hereby appoint Keith Edquist my true and lawful proxy and attorney, with power of substitution for me and in my name, place and stead to vote all share(s) of the stock of said Corporation held of record or beneficially by the undersigned at the Annual Meeting of its shareholders to be held at the Paola High School Auditorium, 401 North Angela, Paola, Kansas on June 17, 2008, at 9:00 o’clock a.m., or at adjournments thereof.  Said attorney and proxy is directed to vote or to refrain from voting as follows:

1.	Election of three Class III Directors.

MR. EDQUIST RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

	For	Withhold
Keith B. Edquist	☐	☐

Lloyd A. Byerhof	☐	☐

Jeffrey L. Renner	☐	☐

2.	Proposal regarding the extension of the term of the 1999 Employee Stock Purchase Plan. Mr. Edquist recommends a vote FOR Proposal Number 2.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
The ratification of the appointment of KPMG LLP as our independent auditors for 2008.  Mr. Edquist recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Transaction of such other business as may properly come before the meeting.

  IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS,
  THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In his discretion, Mr. Edquist is authorized to vote as Proxy upon such other business as may properly come before the meeting.

Dated: ____________, 2008

(Each joint owner is required to sign. When signing as attorney, Executor, etc., please give title.)